UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported Event): July 13, 2011

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 25, 2011, NCI Building Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on February 28, 2011, including, among other matters, a stockholder advisory vote on the frequency of the stockholders’ advisory vote on compensation of the Company’s named executive officers (“Say-On-Pay vote”).  The sole purpose of this Current Report on Form 8-K/A is to disclose the Company’s decision regarding how frequently it will hold an advisory Say-On-Pay vote.  No other changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

In connection with the 2011 Annual Meeting of Stockholders, the stockholders of the Company cast an advisory vote on whether the advisory stockholder Say-On-Pay vote should occur every 1, 2 or 3 years.  The results of the stockholder vote on the frequency of the advisory Say-On-Pay vote were as follows:

Class	Three-Year Option	Two-Year Option	One-Year Option	Abstain	Non-Votes
Common	3,545,321	121,179	9,275,857	586,088	3,864,542
Preferred	44,045,811	0	0	0	0
Total	47,591,132	121,179	9,275,857	586,088	3,864,542

           In light of the results of such stockholder vote and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the Company will hold an advisory stockholder Say-On-Pay vote every three years until the next required vote on the frequency of such Say-On-Pay votes or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: July 17, 2011